Exhibit 10.3
AMENDMENT TO EMPLOYMENT CONTRACT
This Amendment to Employment Agreement (“Amendment”) is entered into this 4th day of November, 2011 by and between Walter Investment Management Corp. (“WIMC”) and Kimberly A. Perez (“Employee”). If not specifically defined in this Amendment, all capitalized terms used herein shall have the meaning ascribed to it in the Agreement as defined below.
WHEREAS, WIMC and Employee entered into a contract of employment effective March 15, 2010 (the “Agreement”), and
WHEREAS, the parties thereto wish to amend the Agreement as set forth herein,
IT IS HEREBY AGREED AS FOLLOWS:
1.	Employee’s target bonus as set forth in Section 2.b. of the Agreement shall be, at a minimum, 100% of Base Salary with the potential for increase to 200% of Base Salary.

2.	All other terms and conditions of the Agreement, as modified to date by WIMC’s Compensation and Human Resources Committee, shall remain in full force and effect.
The foregoing is hereby agreed to this 4th day of November, 2011.
WALTER INVESTMENT MANAGEMENT CORP.

By:

Kimberly A. Perez